                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                                 FORM 8-K

                               CURRENT REPORT

   Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

   Date of Report (Date of earliest event reported): March 14, 2007

                         DOW JONES & COMPANY, INC.

           (Exact name of registrant as specified in its charter)

         DELAWARE                  1-7564            13-5034940

      (State or other         (Commission File    (I.R.S. Employer

       jurisdiction               Number)          Identification No.)

     of incorporation)

      200 Liberty Street, New York, New York         10281

     (Address of principal executive offices)      (ZIP CODE)

     Registrant's telephone number, including area code: (212) 416-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17

    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17

    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the

    Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the

    Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers

On March 14, 2007, Dow Jones & Company, Inc. (“Dow Jones”) entered into a letter agreement (the "Supplemental Agreement")with Peter R. Kann, the Chairman of the Dow Jones Board of Directors and former Chief Executive Officer, that amends and supplements the letter agreement between Mr. Kann and Dow Jones dated as of February 28, 2006 (the “2006 Letter Agreement”).

The Supplemental Agreement provides that it was the intention of the independent directors that Mr. Kann should not be prejudiced as a result of waiving his rights under the Company’s Separation Plan for Senior Management under the 2006 Letter Agreement.  In order to effectuate that result, the Company has agreed in the Supplemental Agreement that Mr. Kann’s final award under the Company’s contingent stock right program for the 2006-2008 performance period shall be not less than the number of shares of Dow Jones common stock covered by Mr. Kann’s award multiplied by the ratio of final payouts to all CSR participants other than Mr. Kann for the same period over the maximum number of shares covered by those participants’ awards. Except for this agreement with respect to contingent stock rights, the 2006 Letter Agreement, which was previously filed with the Securities and Exchange Commission on March 31, 2006 in a Report on Form 8-K, remains in full force and effect.

In addition, the Supplemental Agreement provides that for the five year period following Mr. Kann’s retirement from the Board of Directors in April 2007, Dow Jones will (a) furnish Mr. Kann with office space or provide him with reasonable amounts which may be used to pay for off-site office space and (b) pay him $35,000 per year in lieu of furnishing a car and driver.  Dow Jones also agreed to reimburse Mr. Kann for legal fees and disbursements in the amount of $70,000 incurred by him in connection with the negotiation and preparation of the 2006 Letter Agreement and the Supplemental Agreement and to provide certain other customary benefits.

A copy of the Supplemental Agreement is attached as Exhibit 99.1 to this report.

ITEM 9.01.    FINANCIAL STATEMENTS AND EXHIBITS

 (d)   Exhibits

99.1	Supplemental Agreement by and between Dow Jones & Company, Inc. and Peter R. Kann, dated as of March 14, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOW JONES & COMPANY, INC.

Date:	March 16, 2007	By:	/s/ William B. Plummer
William B. Plummer
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.       Description

-----------       -----------

99.1

Letter Agreement between Dow Jones & Company, Inc. and Peter R. Kann, dated as of March 14, 2007.